Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C.

Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 and in connection with the Quarterly Report on Form 10-Q of Nuo Therapeutics, Inc. (the “Company”) for the period ended September 30, 2016 (the “Report”), I, David E. Jorden, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	By:
/s/ David E. Jorden
David E. Jorden, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement has been provided to Nuo Therapeutics, Inc. and will be retained by Nuo Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.